Exhibit 3.1


                                            State of Delaware
                                           Secretary of State
                                        Division of Corporations
                                      Delivered 08:00 AM 3/14/2005
                                        Filed 08:00 AM 3/14/2005
                                      SRV 050210520 - 3939222 FILE




                  CERTIFICATE OF FORMATION

                             OF

              AEI INCOME & GROWTH FUND 26, LLC



     This certificate of Formation of AEI Income & Growth
Fund 26, LLC (the "Company") is executed and filed by the undersigned as authorized person, to form a limited liability company under the Delaware Limited Liability
Company Act (the "Act").

     1.  The name of the Company is AEI Income & Growth Fund
26, LLC.

     2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street,
Wilmington, New Castle County, Delaware 19801.

     3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation
Trust Center, 1209 Orange Street, Wilmington, New Castle
County, Delaware  19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 4th day of March, 2005.


By AEI Fund Management XXI, Inc.
Its Managing Member


/s/ Robert P Johnson
By Robert P. Johnson
Its President